SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) May 12, 2003
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated May 12, 2003, issued by AMCON Distributing Company

ITEM 9.  REGULATION FD DISCLOSURE.

The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On May 12, 2003, AMCON issued a press release announcing the its earnings for the second quarter ended March 28, 2003. The press release is furnished herewith as an exhibit and incorporated herein by reference.



                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    May 12, 2003           By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated May 12, 2003, issued by AMCON
                 Distributing Company





                            Exhibit 99.1

                            NEWS RELEASE


                       AMCON REPORTS 2ND QUARTER

Omaha, NE, May 12, 2003   AMCON Distributing Company (AMEX:DIT), an Omaha, NE
based consumer products company, announced today that it incurred a net loss for the second quarter ended March 2003 of $273,786 or $0.09 per diluted share compared with a net income of $90,435 or $0.03 per diluted share for the second quarter of the prior year. Sales for the second quarter were $177.0 million compared to $194.2 million for the same period in the prior year.

For the six months ended March 2003, AMCON reported net income of $1,187 compared to $481,078 or $0.16 per diluted share for the first six months of the prior year. Sales for the six months ended March 2003 were $374.7 million compared to $404.3 million for the same period of the prior year.

William F. Wright, Chairman of AMCON, stated that "Sales declined in our wholesale distribution business during the second quarter due to a deflationary trend in cigarette prices for certain national brands and a decline in cigarette carton volume of approximately 10.7%. Carton volume declined primarily due to the loss of one key customer that was acquired and several smaller customers due to competitive pricing strategies, as well as, cigarette consumers' continued shift of their buying habits toward value-priced brands for which the Company's market share is limited.

The change in earnings for the quarter was limited to approximately $364,000 after taxes as we have been able to control our operating expenses, in spite of greatly increased professional fees associated with SEC and Sarbanes-Oxley Act compliance and in spite of an unfavorable LIFO adjustment of approximately $400,000, as compared to the prior year.

At the same time, overall cash flow from operating activities exceeded $12 million for the current six month period and our debt-to-equity ratio continues to improve. With our operating line usage at approximately 53% of availability and variable interest costs at slightly over 4%, we recently locked in interest costs for approximately one-half of our credit line usage for the next several years to keep those costs fixed below 5%.

Results in our retail health food segment show strong improvement over the prior year. Although this business has not yet achieved profitability, it is generating significant positive cash flows. We are encouraged by the performance of this segment and are actively planning expansion into new markets and with existing locations. We believe that this approach will allow us to increase our sales volume and more effectively allocate existing management overhead expenses."

Wright added, "Our beverage division which includes Hawaiian Natural Water Company, purchased in December 2001, and The Beverage Group, which began operations in December 2002, is still in the start-up phase. We are focusing our efforts on development of the U.S. mainland and Japanese markets for Hawaiian Springs natural water products and the distribution of other non-owned premium beverages in the U.S. Our new plant is now complete and an expanded warehouse and packaging facility is currently under construction in Hawaii. Additionally, we are finalizing distribution arrangements with brokers to expand our marketing efforts for proprietary beverage products in which we hold exclusive license arrangements. We are also continuing to look for expansion possibilities in this segment. We have recently added a line of coffee-based beverages from Hawaii Coffee Company, producers of Royal Kona brand coffee and Hawaii's largest coffee company, and a line of natural and organic fruit drinks produced by Bottle Green Drinks in Canada under the Presse and other labels. These new beverages add to our existing beverage products which include Hype Energy Drink and Xterra, a line of sports beverages and energy bars. As planned, the beverage business is expected to incur losses through the remainder of the fiscal year as we build market share for our products. However, we continue to be excited about the opportunities that the beverage business presents."

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc. (formerly Food For Health Co., Inc.), operate health and natural product retail stores in central Florida (7), Kansas, Missouri, Nebraska and Oklahoma (3). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc., which was acquired in December of 2001, produces and sells natural spring water under the Hawaiian Springs label. The water is bottled at the source on the Big Island of Hawaii. The Beverage Group, Inc. markets and distributes Hawaiian Springs and other premium beverage products in the United States, Canada and Mexico.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

        Visit AMCON Distributing Company's web site at: www.amcon.com













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

                             AMCON Distributing Company and Subsidiaries
                               Condensed Consolidated Balance Sheets
                                   March 2003 and September 2002
-------------------------------------------------------------------------------------------------
                                                         (Unaudited)
                                                         March 2003        September 2002
                                                        ------------       --------------
                  ASSETS
Current assets:
  Cash                                                  $    652,312        $     130,091
  Accounts receivable, less allowance for doubtful
    accounts of $0.6 million and $0.6 million,
    respectively                                          25,050,562           31,216,783
  Inventories                                             25,636,257           35,744,074
  Income tax receivable                                    1,005,955              981,054
  Deferred income taxes                                      324,370              324,369
  Other                                                      601,655              393,365
                                                         ------------        ------------
          Total current assets                            53,271,111           68,789,736

Fixed assets, net                                         16,418,192           16,096,124
Available-for-sale investments                               626,020              562,000
Deferred income taxes                                        152,021                    -
Goodwill                                                   6,091,402            6,091,402
Other intangible assets                                   11,635,574           11,804,284
Other assets                                               1,408,097            1,242,923
                                                        ------------        -------------
                                                        $ 89,602,417        $ 104,586,469
                                                        ============        =============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $ 15,849,490        $  19,873,851
  Accrued expenses                                         3,108,359            3,969,164
  Accrued wages, salaries, bonuses                           944,025            1,371,310
  Current liabilities of discontinued operations             115,940               93,558
  Current portion of long-term debt                        7,303,730           14,783,967
  Current portion of subordinated debt                     1,702,139            1,708,986
                                                        ------------        -------------
          Total current liabilities                       29,023,683           41,800,836
                                                        ------------        -------------

Deferred income taxes                                        969,843              788,316
Non-current liabilities of discontinued operations           179,025              197,024
Long-term debt, less current portion                      34,095,643           36,362,099
Subordinated debt, less current portion                    8,745,734            8,738,886

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000
    shares authorized, none outstanding                            -                    -
  Common stock, $.01 par value, 15,000,000
    shares authorized, 3,168,961 and 3,156,962
    issued, respectively                                      31,690               31,570
  Additional paid-in capital                               5,998,007            5,977,643
  Accumulated other comprehensive income,
    net of tax of $0.2 million and $0.2 million,
    respectively                                             342,912              294,771
  Retained earnings                                       10,215,880           10,395,324
                                                        ------------        -------------
          Total shareholders' equity                      16,588,489           16,699,308
                                                        ------------        -------------
                                                        $ 89,602,417        $ 104,586,469
                                                        ============        =============






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

                               AMCON Distributing Company and Subsidiaries
                             Condensed Consolidated Statements of Operations
                       for the three and six-month periods ended March 2003 and 2002
                                               (Unaudited)
----------------------------------------------------------------------------------------------------------
                                                 For the three months            For the six months
                                                     ended March                    ended March
                                            -----------------------------   -----------------------------
                                                2003            2002            2003            2002
                                            -------------   -------------   -------------   -------------
Sales (including excise taxes of
  $38.9 million, $38.4 million,
  $80.6 million and $76.8 million,
  respectively)                             $ 177,008,943   $ 194,159,299   $ 374,729,829   $ 404,313,146

Cost of sales                                 163,177,678     179,928,648     347,054,689     374,972,280
                                            -------------   -------------   -------------   -------------
     Gross profit                              13,831,265      14,230,651      27,675,140      29,340,866
                                            -------------   -------------   -------------   -------------
Selling, general and administrative
  expenses                                     12,999,003      12,555,713      25,174,706      25,113,067
Depreciation and amortization                     576,164         734,637       1,132,511       1,453,921
                                            -------------   -------------   -------------   -------------
                                               13,575,167      13,290,350      26,307,217      26,566,988
                                            -------------   -------------   -------------   -------------

     Income from operations                       256,098         940,301       1,367,923       2,773,878
                                            -------------   -------------   -------------   -------------
Other expense (income):
  Interest expense                                804,219         823,160       1,647,873       1,907,258
  Other                                          (110,335)        (27,813)       (282,137)        (74,611)
  Equity in loss of
    unconsolidated affiliate                            -               -               -          95,007
                                            -------------   -------------   -------------   -------------
                                                  693,884         795,347       1,365,736       1,927,654
                                            -------------   -------------   -------------   -------------

Income (loss) before income taxes                (437,786)        144,954           2,187         846,224

Income tax expense (benefit)                     (164,000)         54,519           1,000         365,146
                                            -------------   -------------   -------------   -------------


Net income (loss)                           $    (273,786)  $      90,435   $       1,187   $     481,078
                                            =============   =============   =============   =============

Earnings (loss) per share:
  Basic                                     $       (0.09)  $        0.03   $        0.00   $        0.16
                                            =============   =============   =============   =============

  Diluted                                   $       (0.09)  $        0.03   $        0.00   $        0.16
                                            =============   =============   =============   =============

  Dividends per share                       $        0.03   $        0.03   $        0.06   $        0.06
                                            =============   =============   =============   =============

Weighted average shares outstanding:
  Basic                                         3,168,961       3,112,962       3,163,361       2,950,797
  Diluted                                       3,168,961       3,186,858       3,227,194       3,023,067


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834









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